EX-1(A)
                                                        EXHIBIT 1(A)











                         NORTHWEST AIRLINES, INC., ISSUER



                     NORTHWEST AIRLINES CORPORATION, GUARANTOR



                             Pass Through Certificates
                                   Series 2000-1





                               UNDERWRITING AGREEMENT







Dated: June 21, 2000


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                       NORTHWEST AIRLINES, INC., ISSUER


                   NORTHWEST AIRLINES CORPORATION, GUARANTOR


                            UNDERWRITING AGREEMENT


                                                   June 21, 2000




Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Chase Securities Inc.
U.S. Bancorp Piper Jaffray Inc.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

                 Northwest Airlines, Inc., a Minnesota corporation (the "Company"), proposes that State Street Bank and Trust Company of Connecticut, National Association, as pass through trustee (the "Trustee") under the Class G Trust and, the Class C Trust (each as defined below), issue and sell to the underwriters named in Schedule II hereto its pass through certificates in the aggregate principal amounts and with the interest rates and final distribution dates set forth on Schedule I hereto (the "Offered Certificates") on the terms and conditions stated herein. The aggregate principal amount of Offered Certificates due on each such final distribution date is referred to as a "Pass Through Certificate Designation".

                 The Offered Certificates will be issued pursuant to the Pass Through Trust Agreement, dated as of June 3, 1999, among Northwest Airlines Corporation, a Delaware corporation and the ultimate parent company of the Company (the "Guarantor"), the Company and the Trustee (the "Basic Agreement"), as supplemented with respect to each series of Offered Certificates by a separate Pass Through Trust Supplement to be dated as of the Closing Date (as defined below) (individually, a "Trust Supplement"), among the Guarantor, the Company and the Trustee (the Basic Agreement as supplemented by each such Trust Supplement being referred to herein individually as a "Pass Through Agreement"). The Trust Supplements are related to the creation and administration of Northwest Airlines Pass Through

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Trust, Series 2000-1G (the "Class G Trust"), and Northwest Airlines Pass
Through Trust, Series 2000-1C (the "Class C Trust" and, together with the Class G Trust, the "Trusts").

                 As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firms named as Underwriters in
Schedule II, and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Certificates, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Certificates, as indicated in Schedule II.

                 The cash proceeds of the offering of Offered Certificates by each Trust will be paid to First Security Bank, National Association, as escrow agent (the "Escrow Agent"), under an Escrow and Paying Agent Agreement among the Escrow Agent, the Underwriters, the Trustee and State Street Bank and Trust Company, as paying agent (the "Paying Agent"), for the benefit of the holders of Offered Certificates issued by such Trust (each, an "Escrow Agreement"). The Escrow Agent will deposit such cash proceeds (each, a "Deposit") with ABN AMRO Bank N.V., Chicago Branch (the "Depositary"), in accordance with a Deposit Agreement relating to the respective Trust (the "Deposit Agreement"), and will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement referred to herein) from time to time pursuant to a Note Purchase Agreement to be dated as of the Closing Date (the "Note Purchase Agreement") among the Company, the Trustee of each of the Trusts and State Street Bank and Trust Company, as Subordination Agent (as hereinafter defined) and as Paying Agent, and the Escrow Agent. The Escrow Agent will issue receipts to be attached to each related Offered Certificate ("Escrow Receipts") representing each holder's fractional undivided interest in amounts deposited with the Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Offered Certificates.

                 Certain amounts of interest payable on the Offered Certificates will be entitled to the benefits of separate liquidity facilities. Credit Suisse First Boston Corporation, New York Branch (the "Liquidity Provider") will enter into a separate revolving credit agreement with respect to each Trust (each, a "Liquidity Facility") to be dated as of the Closing Date for the benefit of the holders of the Offered Certificates. The Liquidity Provider, MBIA Insurance Corporation, as provider of the Policy referred to below (in such capacity, the "Policy Provider") and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the Closing Date (the "Intercreditor Agreement") among the Trustee, State Street Bank and Trust


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Company, as subordination agent thereunder (the "Subordination Agent"), the
Liquidity Provider and the Policy Provider.

                 Payments of interest on the Class G Certificates will be supported by a financial guaranty insurance policy (the "Policy") issued by the Policy Provider to the extent the Liquidity Facility for the Class G Certificates and any funds contained in the cash collateral account funded from such Liquidity Facility are no longer available for that purpose. The Policy will also support the payment of the final distribution on the Class G Certificates and will take effect in certain other circumstances described in the Intercreditor Agreement and the Policy. The Policy will be issued pursuant to an insurance and indemnity agreement dated as of the Closing Date (the "Policy Provider Agreement") among the Policy Provider, the Company and the Subordination Agent. Under the Policy Provider Agreement, the Subordination Agent will reimburse the Policy Provider for amounts paid pursuant to claims made under the Policy.

                 The Guarantor and the Company have filed with the Securities and Exchange Commission (the "Commission") a shelf registration statement on Form S-3 (File No. 333-79215) relating to certain classes of securities (such registration statement, including the exhibits thereto and the documents filed by the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the "Registration Statement") and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"). The Registration Statement has been declared effective by the Commission. A prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein, as further specified in Section 5(c) hereof, will be prepared and filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the "Prospectus Supplement" and any prospectus supplement relating to the Offered Certificates filed prior to the filing of the Prospectus Supplement being herein referred to as a "Preliminary Prospectus Supplement"). The base prospectus, dated June 7, 1999, included in the Registration Statement relating to offerings of pass through certificates, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the "Prospectus", except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents incorporated by

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reference therein.  Any reference herein to the terms "amendment" or
"supplement" with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

                 Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Agreements, the Note Purchase Agreement or the Intercreditor Agreement referred to in the Pass Through Agreements; provided that, as used in this Agreement, the term "Operative Documents" shall mean the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities, the Policy, the Policy Provider Agreement, the Indemnification Agreement dated the date hereof (the "Indemnification Agreement") among the Company, the Policy Provider and the Underwriters, the Pass Through Agreements, the Note Purchase Agreement, the Participation Agreements, the Indentures, the Leases, the Equipment Notes, the Trust Agreements and the Guarantees.

                 Section 1. Representations and Warranties. The Guarantor and the Company jointly and severally represent and warrant to, and agree with each Underwriter that:

                 (a) The Guarantor and the Company meet the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, and on the date of the filing by the Guarantor of any annual report on Form 10-K after the original effective date of the Registration Statement, the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements of the Securities Act and the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date hereof and on the Closing Date (as defined below), neither the Prospectus nor any amendments thereof and supplements thereto, includes or will include an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use in the

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         Prospectus or to statements or omissions in that part of the
         Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), on Form T-1.

                 (b) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

                 (c) Ernst & Young LLP, who have reported upon the audited consolidated financial statements and the financial statement schedules, if any, included or incorporated by reference in the Registration Statement, are independent public accountants within the meaning of the Securities Act.

                 (d) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

                 (e) The Company does not have any "significant subsidiaries" as defined in Regulation S-X, and the Guarantor does not have any significant subsidiaries (other than the Company).

                 (f) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Guarantor and its consolidated subsidiaries for the periods specified. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein. The summary consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

                 (g) Each of the Company and the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and Delaware, respectively, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the

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         Prospectus and to perform its obligations under this Agreement; and
         each of the Guarantor and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise (a "Material Adverse Effect").

                 (h) The Company is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States
         Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. There is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the sections of Title 49, United States Code, relating to aviation (the "Federal Aviation Act"). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through Northwest Airlines Holdings Corporation and NWA Inc., each a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                 (i) The Operative Documents to which the Guarantor and/or the Company will be a party will be duly executed and delivered by the Guarantor and/or the Company, as the case may be, on or prior to the Closing Date or the applicable Delivery Date (as defined in the Participation Agreements), as the case may be.

                 (j) The Operative Documents to which the Guarantor and/or the Company is, or is to be, a party are or will be substantially in the form heretofore supplied to you (in the case of the Indentures, the Leases and the Participation Agreements relating to the Leased Aircraft, except for such modifications permitted by the Note Purchase Agreement), and, when duly executed and delivered by the Guarantor or the Company, as the case may be, will constitute valid and binding obligations of the Guarantor or the Company, as the case may be, enforceable against the Guarantor and the Company, as the case may be, in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a

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         proceeding in equity or at law), (C) in the case of any Lease, applicable laws which may affect the remedies provided therein but which do not affect the validity of such Lease or make such remedies inadequate for the potential realization of the benefits intended to be provided thereby and (D) an implied covenant of good faith and fair dealing. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act. The Offered Certificates, the Equipment Notes and the Operative Documents will conform in all material respects to the descriptions thereof in the Prospectus.

                 (k) When executed, authenticated, issued and delivered in the manner provided for in each Pass Through Agreement and sold and paid for as provided in this Agreement, the Offered Certificates will constitute valid and binding obligations of the related Trustees, entitled to the benefits of the related Pass Through Agreements and enforceable against the related Trustees in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and
         (C) an implied covenant of good faith and fair dealing. When executed, authenticated, issued and delivered in the manner provided for in the related Escrow Agreements, the Escrow Receipts will be legally and validly issued and will be entitled to the benefits of the related Escrow Agreements.

                 (l) The Equipment Notes to be issued under each Indenture, when duly executed and delivered by the related Owner Trustee or the Company, as the case may be, and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of such Owner Trustee or the Company, as the case may be, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and
         (C) an implied covenant of good faith and fair dealing. The holders of the Equipment Notes will be entitled to the benefits of such Indenture.

                 (m) Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been any material adverse change

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         in the condition (financial or otherwise), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

                 (n) Neither the Company nor the Guarantor is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect. The execution and delivery by the Company and the Guarantor of this Agreement and by the Company and/or the Guarantor of the Operative Documents to which the Company and/or Guarantor is, or is to be, a party, the issuance and delivery of the Offered Certificates, the consummation by the Company and the Guarantor of the transactions contemplated by this Agreement, by such Operative Documents and the Prospectus, and compliance by the Company and the Guarantor with the terms of this Agreement and such Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and the Guarantor and do not and will not result in any violation of the charter or by-laws of the Company or the Guarantor, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or other instrument to which the Company or the Guarantor is a party or by which either may be bound or to which any of its properties may be subject and which is included or incorporated by reference as an exhibit to any document incorporated by reference in the Prospectus or included as an exhibit to the Registration Statement (other than the Operative Documents and except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Guarantor or any of their respective properties (other than the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions), except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect.

                 (o) No authorization, approval, consent, order or license of or filing with or notice to any government, governmental instrumentality or court, domestic or foreign, is required for the valid authorization, issuance, sale and delivery of the Offered

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         Certificates and the Equipment Notes, the valid authorization, execution, delivery and performance by the Guarantor and/or the Company of this Agreement and the Operative Documents to which the Guarantor and/or the Company is, or is to be, a party, or the consummation by the Guarantor or the Company of the transactions contemplated by this Agreement and such Operative Documents, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky or similar laws of the various states and of foreign jurisdictions and except for filings or recordings with the Federal Aviation Administration (the "FAA") and under the Uniform Commercial Code as is in effect in Utah and Minnesota, which filings or recordings shall have been made, or duly presented for filing, on or prior to the applicable Delivery Date (as defined in the Participation Agreement relating to the Aircraft to be acquired or leased on such date).

                 (p) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company or the Guarantor, threatened against the Company or the Guarantor that is required to be disclosed in the Prospectus or that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement; the aggregate of all pending legal or governmental proceedings that are not described in the Prospectus to which the Company or the Guarantor is a party or which affect any of their respective properties, including ordinary routine litigation incidental to their business, would not reasonably be expected to have a Material Adverse Effect.

                 (q) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                 (r) The Company and the Guarantor each possess all adequate certificates, authorizations and permits issued by appropriate governmental agencies or bodies which are necessary to conduct, in all material respects, the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Guarantor, would have, singly or in the aggregate, a Material Adverse Effect.

                 (s) Except as disclosed in the Prospectus, no labor dispute with the employees of the Company or the Guarantor exists or,

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         to the knowledge of the Company and the Guarantor, is imminent, in either case, which might reasonably be expected to have a Material Adverse Effect.

                 (t) None of the Guarantor, the Company or any Trust is an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Prospectus, none of the Trusts will be, nor will the escrow arrangements relating to the Trusts contemplated by the respective Escrow Agreements result in the creation of, an "investment company", as defined in the Investment Company Act.

                 (u) The Company and the Guarantor have not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, to the extent applicable, in connection with the offering of the Offered Certificates.

                 Any certificate signed by a duly authorized officer of the Company or the Guarantor and delivered to an Underwriter or to counsel for the Underwriters in connection with the offering of Offered Certificates shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, to the Underwriters as to the matters covered thereby.

                 Section 2. Purchase and Sale. (a) Subject to the terms and conditions set forth herein and in Schedule III, and in reliance upon the representations and warranties herein contained, the Guarantor and the Company agree to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at the purchase price specified in Schedule I, the respective amounts of Offered Certificates of each Pass Through Certificate Designation set forth opposite the name of such Underwriter in Schedule II. Concurrently with the issuance of the Offered Certificates, the Escrow Agent shall issue and deliver to the Trustee the Escrow Receipts in accordance with the terms of the Escrow Agreements, which Escrow Receipts shall be attached to the related Offered Certificates.

                 (b) The Company is advised by you that the Underwriters propose to make a public offering of the Offered Certificates as soon after this Agreement has been entered into as in your judgment is advisable as set forth in the Prospectus.

                 (c) As compensation to the Underwriters for their respective commitments and obligations hereunder in respect of the Offered Certificates, including their respective undertakings to distribute the

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Offered Certificates, the Company will pay to the Underwriters the sum set forth in Schedule III. Such payment will be made on the Closing Date simultaneously with the issuance and sale of the Offered Certificates (with the related Escrow Receipts attached) to the Underwriters. Payment of such compensation shall be made by wire transfer of immediately available funds.

                 Section 3. Delivery of and Payment for the Offered Certificates. (a) Delivery of and payment for the Offered Certificates (with attached Escrow Receipts) shall be made at the offices of Simpson, Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3954 at 10:00 A.M. on June 28, 2000 or on such other date, time and place as may be agreed upon by the Company, the Guarantor and you (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates (with attached Escrow Receipts) issued by each Trust shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters by wire transfer of immediately available funds to the Depository. Upon delivery the Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such denominations as you may request in writing at least two full business days in advance of the Closing Date.

                 (b) The Company agrees to have one or more global certificates representing the Offered Certificates available for inspection and checking by you in New York, New York not later than one full business day prior to the Closing Date.

                 Section 4. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Offered Certificates pursuant to this Agreement are subject to the following conditions:

                 (a) On the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

                 (b) On the Closing Date, you shall have received an opinion of each of Simpson Thacher & Bartlett, counsel for the Company and the Guarantor, and Cadwalader, Wickersham & Taft, special counsel for the Company and the Guarantor, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits A-1 and A-2 hereto, respectively.

                 (c) On the Closing Date, you shall have received an opinion of the General Counsel of the Company and the Guarantor,

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         dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibit B hereto.

                 (d) On the Closing Date, you shall have received an opinion of Bingham Dana LLP, counsel for State Street Bank and Trust Company of Connecticut, National Association, individually and as Trustee, and counsel for State Street Bank and Trust Company, individually and as Subordination Agent and Paying Agent, dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibit C hereto.

                 (e) On the Closing Date, you shall have received an opinion of Ray, Quinney & Nebeker, counsel for the Escrow Agent, dated the Closing Date, and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibit D hereto.

                 (f) On the Closing Date, you shall have received an opinion of Shearman & Sterling, special counsel for the Liquidity Provider, an opinion of Swiss in-house counsel for the Liquidity Provider and an opinion of U.S. in-house counsel for the Liquidity Provider, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect as set forth in Exhibits E-1, E-2 and E-3 hereto, respectively.

                 (g) On the Closing Date, you shall have received an opinion of Clifford Chance, Netherlands counsel for the Depositary, and an opinion of Vedder, Price, Kaufman & Kammholz, U.S. counsel for the Depositary, each dated the Closing Date and in form and substance reasonably satisfactory to you and substantially to the effect set forth in Exhibits F-1 and F-2 hereto, respectively.

                 (h) On the Closing Date, you shall have received an opinion of Shaw Pittman, as counsel for the Policy Provider, and an opinion of in-house counsel for the Policy Provider, each dated the Closing Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits G-1 and G-2, respectively.

                 (i) On the Closing Date, you shall have received an opinion of Shearman & Sterling, as counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

                 (j) On the Closing Date, (i) (A) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made,
         (C) the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to the Closing Date, and (D) the other representations and warranties of the Company and the Guarantor set forth in this Agreement and each of the Operative Documents shall be accurate in all material respects as though expressly made at and as of the Closing Date (except to the extent that such representations and warranties refer to an earlier or later date, in which case they shall be accurate in all material respects as of such dates) and (ii) subsequent to the execution and delivery of this Agreement, there shall not have been any material adverse change in the condition (financial or other), earnings, business or prospects of the Guarantor and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business that, in your judgment, is so material and adverse that it makes it impracticable or inadvisable to proceed with the public offering or the sale of and payment for the Offered Certificates. At the Closing Date, you shall have received a certificate of the President or a Senior or Executive Vice President, and other senior officers of the Company and the Guarantor approved by you, dated as of the Closing Date to such effect.

                 (k) On each of the date hereof and the Closing Date, you shall have received a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you and counsel to the Underwriters, from Ernst & Young LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other financial or statistical data and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                 (l) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading nor any notice given to the Company or the Guarantor or any public notice given, in either case by a rating agency described below, of any intended or potential downgrading or of a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or the Guarantor's securities, including the Offered Certificates, by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                 (m) The Company and the Guarantor shall have furnished to you and to counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 4(h) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company or the Guarantor theretofore to be performed, or the compliance with any of the conditions herein contained.

                 (n) On the Closing Date, each of the Operative Documents (other than the Indentures, Leases, Participation Agreements, Equipment Notes, Trust Agreements and Guarantees) shall have been duly executed and delivered by each of the parties thereto; the representations and warranties of the Company and the Guarantor contained in each of such executed Operative Documents to which they are parties shall be true and correct in all material respects as of the Closing Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date) and the Underwriters shall have received a certificate of the President or a Senior or Executive Vice President of the Company, dated as of the Closing Date, to such effect.

                 (o) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Guarantor and the Company and dated the Closing Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Guarantor, the Company or any of its affiliates,
         (ii) does not have any substantial interest, direct or indirect, in the Guarantor, the Company or any of its affiliates and (iii) is not connected with the Guarantor, the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                 (p) On the Closing Date, the Offered Certificates shall be rated "AAA", in the case of the Offered Certificates of the Class G Trust and "BBB+", in the case of the Offered Certificates of the Class C Trust, by Standard & Poor's Ratings Service; and "Aaa", in the case of the Offered Certificates of the Class G Trust and

         "Baa2", in the case of the Offered Certificates of the Class C Trust, by Moody's Investors Service, Inc.

                 The Guarantor and the Company agree to furnish, promptly after the Closing Date and the applicable Delivery Date, to the Underwriters a copy of each opinion required to be delivered under the applicable Participation Agreement addressed to the Underwriters and of such other documents furnished in connection with the fulfillment of the conditions precedent therein as the Underwriters or counsel for the Underwriters may reasonably request.

                 If any of the conditions specified in this Section 4 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Guarantor at any time prior to the Closing Date and such termination shall be without liability of any party to any other party, except as provided in Section 6. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

                 Section 5. Certain Covenants of the Company and the Guarantor. The Company and the Guarantor covenant with each Underwriter as follows:

                 (a) To furnish to you, without charge, as soon as practicable on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (e) below, as many copies of the Prospectus, and any supplements or amendments thereto, as you may reasonably request.

                 (b) To furnish to you as many conformed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement became effective, as many copies of all exhibits and documents filed therewith or incorporated by reference therein (through the end of the period mentioned in paragraph (e) below) and one signed and as many conformed copies of all consents and certificates of experts as you may reasonably request and, if requested by you, to furnish to you, for each of the Underwriters, one conformed copy of the Registration Statement (as originally filed) and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

                 (c) Promptly following the execution of this Agreement, to prepare a Prospectus Supplement that complies with the Securities Act and that sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the Preliminary Prospectus Supplement or the base prospectus included in the Registration Statement, the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as a representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you, the Company and the Guarantor deem appropriate in connection with the offering of the Offered Certificates. The Company and the Guarantor will timely transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the Securities Act.

                 (d) Before amending or supplementing the Registration Statement or the Prospectus, to furnish each Underwriter with a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement to which you reasonably object by notice to the Company after a reasonable period of review; provided that the foregoing shall not prevent the Guarantor from filing reports required to be filed by it pursuant to the Exchange Act, and provided further that the Guarantor shall have provided you with a copy of any such report prior to its filing with the Commission.

                 (e) If, during such period after the first date of the public offering of the Offered Certificates when the Prospectus is required by law to be delivered in connection with sales of the Offered Certificates by an Underwriter or dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company and the Guarantor, to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary, in the reasonable opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which the Offered Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and to cause such amendments or supplements to be filed promptly with the Commission.

                 (f) During the period mentioned in paragraph (e) above, to notify you immediately, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Certificates for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes; and to use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                 (g) To use their respective reasonable efforts, in cooperation with the Underwriters, to qualify the Offered Certificates for offer and sale under the securities laws of such states and other jurisdictions as you may reasonably request and to maintain such qualifications in effect for so long as required for the distribution of such Offered Certificates; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantor will use their reasonable efforts to file such statement and reports as may be required by the laws of each jurisdiction in which the Offered Certificates have been qualified as above provided. The Company and the Guarantor will also supply you with such information as is necessary for the determination of legality of the Offered Certificates for investment under the laws of such jurisdictions as you may reasonably request.

                 (h) To make generally available to the Guarantor's security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement of the Guarantor (in form complying with the provisions of Rule 158 of the Securities Act), covering (i) a period of 12 months beginning after the effective date of the Registration Statement and any post-effective amendment thereof but not later than the first day of the Guarantor's fiscal quarter next following such effective date and

         (ii) a period of 12 months beginning after the date of this Agreement but not later than the first day of the Guarantor's fiscal quarter next following the date of this Agreement.

                 (i) For a period of two years after the Closing Date, to make available upon request to the Underwriters, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company or the Guarantor to the holders of Offered Certificates or to their security holders generally provided that at such time the Guarantor is required to furnish such reports under the Exchange Act.

                 (j) Between the date of this Agreement and the Closing Date, not to offer, sell or enter into any agreement to sell, directly or indirectly, any equipment notes, pass through certificates, equipment trust certificates or equipment purchase certificates secured by aircraft owned or leased by the Company or the Guarantor (or rights relating thereto) other than the Offered Certificates or Equipment Notes relating thereto, without your prior written consent.

                 (k) During the period when a prospectus relating to the Offered Certificates is required to be delivered under Section 5(c) of the Securities Act, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                 (l) To comply to the best of their abilities with the Securities Act, the Exchange Act and the Trust Indenture Act so as to permit the completion of the distribution of the Offered Certificates as contemplated in this Agreement and in the Prospectus.

                 Section 6. Payment of Expenses. The Company and the Guarantor will pay or cause to be paid all costs and expenses incident to the performance of their obligations under this Agreement, including, without limitation, (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any Preliminary Prospectus Supplement and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing or processing and distribution of this Agreement, the Offered Certificates, the Operative Documents, the Blue Sky Survey and any Legal Investment Survey, (c) the delivery of the Offered Certificates, (d) the fees and disbursements of counsel and accountants for the Guarantor and the Company, (e) the qualification of the Offered Certificates under the applicable securities laws in accordance with

Section 5(g), including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (f) any fees charged by rating agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (g) the fees and expenses of the Trustee, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Depositary, the Escrow Agent and the Paying Agent, including the reasonable fees and disbursements of their respective counsel, in connection with the Offered Certificates and the Operative Documents, (h) the fees and disbursements of counsel for the Underwriters, (i) all fees and expenses relating to appraisals of the Aircraft and (j) all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement. The Guarantor and the Company will also cause to be paid all expenses incident to the performance of their obligations under the Leases and the Indentures and each of the other agreements and instruments referred to in the Indentures and the Participation Agreements.

                 If this Agreement is terminated by the Underwriters in accordance with the provisions of Sections 4 or 8, the Company and the Guarantor, jointly and severally, agree to reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

                 Section 7. Indemnification and Contribution. (a) The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus Supplement or the Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use therein; provided that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Offered Certificates which are the subject thereof if such person was not sent a copy of the Prospectus at or prior to the confirmation of the sale of such Offered Certificates to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus Supplement was corrected in such subsequent Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company and the Guarantor with their delivery requirements set forth in
Section 5 hereof.

                 (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Guarantor or the Company by or on behalf of any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus Supplement, the Prospectus or any amendments or supplements thereto.

                 (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may, except as provided in the immediately following sentence, assume the defense of such action, with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Credit Suisse First Boston Corporation, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company or the Guarantor, in the case of parties indemnified pursuant to paragraph (b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 (d)      If the indemnification provided for in
paragraphs (a) and (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Offered Certificates. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Offered Certificates they have purchased hereunder, and not joint.

                 (e) The Company, the Guarantor and the Underwriters agree that it would not be just or equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 (f) The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company or the Guarantor contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Guarantor or Company, its officers or directors or any person controlling the Guarantor or the Company and (iii) acceptance of and payment for any of the Offered Certificates.

                 Section 8. Termination of Agreement. (a) (i) This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (A) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the Nasdaq National Market, (B) trading of any securities of the Guarantor or the Company shall have been suspended on any exchange or in any over-the-counter market, (C) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or
(D) there shall have occurred any outbreak or escalation of hostilities involving the United States or any calamity or crisis and (ii) in the case of any of the events specified in clauses (i)(A) through (D), such event singly or together with any other such event makes it, in your reasonable judgment, impracticable to market the Offered Certificates on the terms or in the manner contemplated in the Prospectus or inadvisable to enforce contracts for the sale of the Offered Certificates.

                 (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 6. Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

                 (c) This Agreement may also terminate pursuant to the provisions of Section 4, with the effect stated in such Section.

                 Section 9. Default. If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates specified to be purchased by them on Schedule II bears to the aggregate principal amount of Offered Certificates specified to be purchased by all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Section 2 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offered Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses for any non-defaulting Underwriter to the extent set forth in Section 6. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Guarantor or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Guarantor or the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                 Section 10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 Section 11. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Specified times of the day refer to New York City time.

                 Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed, or transmitted by any standard form of telecommunication, including telex or facsimile transmission. Notices to the Underwriters shall be directed to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Telephone No.: 212-325-2107, Facsimile No.: 212-325-8278, Attention: Investment Banking Department -- Transaction Advisory Group. Notices to the Company shall be directed to it by mail at Northwest Airlines, Inc., 5101 Northwest Drive, St. Paul, Minnesota 55111, with a copy to Northwest Airlines Corporation at the same address, attention of the Senior Vice President -- Finance and Treasurer, or by delivery to the Company and the Guarantor at 2700 Lone Oak Parkway, Eagan, Minnesota 55121, attention of Vice President -- Finance and Treasurer.

                 Section 13. Parties. This Agreement is made solely for the benefit of the Underwriters, the Company, the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters within the meaning of Section 15 of the Securities Act, and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Offered Certificates.

                 Section 14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantor and each Underwriter in accordance with its terms.

                                        Very truly yours,

                                        NORTHWEST AIRLINES, INC.


                                        By: ------------------------------
                                            Name:   Daniel B. Matthews
                                            Title:  Vice President & Assistant
                                                      Treasurer




                                        NORTHWEST AIRLINES CORPORATION


                                        By: -------------------------------
                                            Name:   Daniel B. Matthews
                                            Title:  Vice President & Assistant
                                                      Treasurer


Accepted as of the date first
  above written:

Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Salomon Smith Barney Inc.
Chase Securities Inc.
U.S. Bancorp Piper Jaffray Inc.


By: CREDIT SUISSE FIRST BOSTON CORPORATION

By:------------------------------------
   Name:
   Title:

                                  EXHIBIT A-1

                              Form of Opinion of
                          Simpson Thacher & Bartlett


                 (i) NWA Corp. has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus.

                 (ii) The Basic Agreement and each Pass Through Trust Agreement have been duly authorized, executed and delivered by NWA Corp. and constitute valid and legally binding obligations of NWA Corp., the Company and the Trustee enforceable against NWA Corp., the Company and the Trustee in accordance with their terms.

                 (iii) The Basic Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                 (iv) Assuming the Certificates have been duly authorized, executed, authenticated and issued by the Trustee, upon payment and delivery therefor in accordance with the Underwriting Agreement, the Certificates will constitute valid and legally binding obligations of the Trustee enforceable against the Trustee in accordance with their terms and entitled to the benefits of the Applicable Pass Through Trust Agreement.

                 (v) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware government agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the valid authorization, issuance and delivery of the Certificates, the valid authorization, execution and delivery by the Company or NWA Corp. of, and the performance by the Company, and NWA Corp. of their respective obligations under, the Basic Agreement, the Supplemental Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement and the Underwriting Agreement, except such as have been obtained and made under the Act and Trust Indenture Act and such as may be required under state securities laws of the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act").

                 (vi) Although we are not aware of any judicial authority, none of the Trusts is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). None of NWA Corp. or the Company is an "investment company" within the meaning of and subject to regulation under the Investment Company Act.

                 (vii) Each of the Escrow Agreements and the Note Purchase Agreement is a valid and binding obligation of the Paying Agent and the Trustee that is a party thereto enforceable against such Paying Agent and Trustee in accordance with its terms. The Note Purchase Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                 (viii) Each of the Escrow Agreements creates a valid escrow under New York law and a valid equitable interest in the escrowed property in favor of the corresponding Trustee. Neither a New York court nor a United States federal court applying New York law or the Bankruptcy Code (in the case of a holder of an Escrow Receipt that is eligible for relief under
Section 109 of the Bankruptcy Code), if properly presented with the issue and after having properly considered such issue, would permit any holder of an Escrow Receipt to terminate the related Escrow Agreement, except in accordance with its terms.

                 (ix) So long as an Escrow Agreement has not been terminated and whether or not any insolvency proceeding has been commenced, creditors of any person that is a holder of an Escrow Receipt issued under the Escrow Agreement, a receiver, liquidator, or holder of a lien against the assets of any such person, and any trustee in bankruptcy of such person (if the person is eligible for relief under Section 109 of the Bankruptcy Code) (collectively, the "Creditors") may acquire valid claims or liens, as to the Deposits established under the Deposit Agreement and as to the related Deposit Agreement and Escrow Agreement, only against the rights of the holder of the Escrow Receipt under the Escrow Agreement and do not have, and may not through the enforcement of such Creditors' rights acquire, any greater right than the holder of the Escrow Receipt with respect to the Deposits, Deposit Agreement or Escrow Agreement.

                 (x) No creditor of NWA Corp. or any of its subsidiaries, and no holder of a lien against the assets of any such person, such as trustees, receivers or liquidators (whether or not any insolvency proceeding has been commenced), may acquire valid claims or liens as to the Deposits and the related Deposit Agreements and Escrow Agreements.

                 (xi) The Intercreditor Agreement, the Liquidity Facilities, the Policy Provider Agreement, the Policy and the Note Purchase Agreement constitute valid and legally binding obligations of the Subordination Agent, enforceable against the Subordination Agent in accordance with its terms. The Intercreditor Agreement constitutes a valid and legally binding obligation of each Trustee, enforceable against such Trustee in accordance with its terms.

                 (xii) Except as disclosed in the Prospectus, and to our knowledge, there are no pending or threatened actions, suits or proceedings against NWA Corp. or any of its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus that are not so disclosed.

                 (xiii) The Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

                 (xiv) The statements made in the Registration Statement and the Prospectus under the captions "Description of the Certificates", "Description of the Policy and the Policy Provider Agreement", "Description of the Deposit Agreements", "Description of the Escrow Agreements", "Description of the Liquidity Facilities", "Description of the Intercreditor Agreement" and "Description of the Equipment Notes" (other than the statements made under the sub-caption "The Leases" about which we express no opinion), insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

                 (xv) The statements made in the Registration Statement and the Prospectus under the caption "ERISA Considerations", insofar as such statements purport to summarize certain legal matters referred to therein, constitute accurate summaries thereof in all material respects.

                 (xvi) The Underwriting Agreement has been duly authorized, executed and delivered by NWA Corp.

                 (xvii) Each of the Escrow Agreements, the Deposit Agreements and the Note Purchase Agreement is a valid and binding obligation of the Escrow Agent enforceable against the Escrow Agent in accordance with its terms.

                 (xviii) Assuming the Escrow Receipts applicable to an Escrow Agreement have been duly authorized, executed and issued by the Escrow Agent, upon delivery to the Depositary on behalf of the Escrow Agent of the initial escrow amount specified in such Escrow Agreement, such Escrow Receipts will be entitled to the benefits of such Escrow Agreement.

                 Such counsel may state that its opinion as set forth in paragraphs (ii), (iv), (vii), (xi), (xvii) and (xviii) are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. In addition such counsel shall also state that they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or (i) the Annual Report on Form 10-K of the Guarantor for the fiscal year ended December 31, 1999, (ii) the Quarterly Report on Form 10-Q of the Guarantor for the fiscal quarter ended March 31, 2000 or (iii) the Current Report on Form 8-K of the Guarantor, dated January 18, 2000 (collectively, the "Exchange Act Documents") and take no responsibility therefor, except as and to the extent set forth in paragraphs (xiv) and (xv) above, and in the course of the preparation by the Company and the Guarantor of the Registration Statement and the Prospectus (excluding the Exchange Act Documents), such counsel participated in conferences with certain officers and employees of the Company and the Guarantor, with representatives of the independent public accountants for the Company and the Guarantor and with counsel to the Company and the Guarantor. Such counsel may state that they did not prepare the Exchange Act Documents, however, such counsel discussed the Exchange Act Documents with the Company and the Guarantor and with counsel to the Company and the Guarantor prior to their filing with the Commission, and, based upon such counsel's examination of the Registration Statement, the Prospectus and the Exchange Act Documents, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus (excluding the Exchange Act Documents) and such counsel's participation in the conferences referred to above, (i) such counsel is of the opinion that the Registration Statement, as of its effective date, and the Prospectus (excluding the Exchange Act Documents), as of June 21, 2000, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and that the Exchange Act Documents complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel may state that it expresses no opinion with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents, and
(ii) such counsel has no reason to believe that the Registration Statement, at the time such Registration Statement became effective (including the Exchange Act Documents on file with the Commission on such effective date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus (including the Exchange Act Documents) as of June 21, 2000, or as of the Closing Date contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel may state that it expresses no belief with respect to the financial statements and other financial data contained or incorporated by reference in the Registration Statement, the Prospectus or the Exchange Act Documents.

                 Insofar as the opinions expressed by such counsel relate to or are dependent upon matters governed by the laws of the State of Minnesota, such counsel may state that it has relied upon the opinion of the Office of the General Counsel of the Company, delivered to you concurrently with such counsel's opinion.

                                  EXHIBIT A-2

                              Form of Opinion of
                         Cadwalader, Wickersham & Taft


                 (i) The statements set forth under "Description of Equipment Notes -- The Leases and Certain Provisions of the Owned Aircraft Indentures" in the Prospectus Supplement, insofar as they purport to constitute summaries of certain terms of the Form Aircraft Financing Documents referred to in such caption, constitute accurate summaries of such terms of the Form Aircraft Financing Documents in all material respects.

                 (ii) The statements set forth under "Description of the Equipment Notes -- Remedies" in the Prospectus Supplement, insofar as such statements purport to summarize provisions of Section 1110 of the Bankruptcy Code, provide a fair summary of such provisions.

                 (iii) The statements made in the Prospectus Supplement under the caption "Certain U.S. Federal Income Tax Consequences", insofar as such statements purport to summarize certain legal matters referred to therein, constitute accurate summaries thereof in all material respects.

                 (iv) The Trust created by each Applicable Pass Through Trust Agreement will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes and will not be subject to federal income tax.

                                   EXHIBIT B

                    Form of Opinion of the General Counsel
                       of the Guarantor and the Company


                 (i) The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Minnesota with corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to perform its obligations under the Underwriting Agreement, the Pass Through Agreements and the Operative Documents to which the Company is, or is to be, a party.

                 (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

                 (iii) The Guarantor is duly qualified to transact business as a foreign corporation and is in good standing in the State of Minnesota.

                 (iv) The Company is a "citizen of the United States" (as defined in Section 40102(a)(15) of Title 49 of the United States Code) and is an air carrier operating under a certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; there is in force with respect to the Company an air carrier operating certificate issued pursuant to Part 121 of the regulations under the Federal Aviation Act; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Guarantor, indirectly through Northwest Airlines Holdings Corporation and NWA Inc., each a Delaware corporation, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                 (v) To my knowledge, except as disclosed in the Exchange Act Documents, there are no statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

                 (vi) The execution and delivery by the Guarantor and/or the Company, as the case may be, of the Underwriting Agreement and the Operative Documents to which each, as the case may be, is a party, the issuance and sale of the Offered Certificates, the issuance of the Escrow Receipts attached to the Offered Certificates, the consummation by the Guarantor and/or the Company of the transactions contemplated therein and compliance by the Guarantor and/or the Company, as the case may be, with the terms thereof, do not and will not result in any violation of the charter or by-laws of the Guarantor or the Company, and do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (except for Permitted Liens) upon any property or assets of the Guarantor or the Company under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument included or incorporated by reference as an exhibit to the Exchange Act Documents (except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect) or included as an exhibit to the Registration Statement (except for such breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect), (B) any existing law, rule or regulation of the State of Minnesota or the United States of America applicable to the Guarantor or the Company (other than the securities or Blue Sky laws of the State of Minnesota, as to which laws I express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to me and having jurisdiction over the Guarantor or the Company or any of their respective properties.

                 (vii) Under any provision of law or regulation applicable to the Company or the Guarantor of the State of Minnesota or the United States of America, no authorization, approval, consent, order or license of or filing with or notice to any governmental agency or body or any court is required for the valid authorization, issuance and delivery of the Offered Certificates, the issuance of the Escrow Receipts attached to the Offered Certificates, the valid authorization, execution and delivery by the Guarantor or the Company of, and the performance by the Company and the Guarantor of their respective obligations under, the Underwriting Agreement and the Operative Documents, except such as are required under the securities or Blue Sky laws of the State of Minnesota.

                 (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                 (ix) The Exchange Act Documents (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I express no opinion), as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.

                 In addition, counsel shall state that such counsel or lawyers on his staff have participated in the preparation of the Registration Statement, the Prospectus and the Exchange Act Documents and have participated in conferences with certain officers and employees of the Company and the Guarantor, counsel employed by the Company and the Guarantor, representatives of the independent public accountants for the Company and the Guarantor, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed. Such counsel shall also state that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Exchange Act Documents and has not made any independent check or verification thereof, on the basis of the participation of such counsel or lawyers on his staff in the conferences referred to above and their examination of the Registration Statement, the Prospectus and the Exchange Act Documents, nothing has come to such counsel's attention that leads him to believe that the Registration Statement, as of the effective date hereof (including the Exchange Act Documents on file with the Commission on such effective date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the Exchange Act Documents) as of its date or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial data included or incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus or with respect to the Statement of Qualification on Form T-1.

                                   EXHIBIT C

                              Form of Opinion of
                               Bingham Dana LLP


                 (i) State Street is a national banking association; validly formed and authorized to operate as a national banking association under the laws of the United States of America and, in its individual capacity or as Pass Through Trustee as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party and, in its capacity as Pass Through Trustee, to issue and execute the Certificates delivered on the date hereof.

                 (ii) State Street, in its individual capacity or as Pass Through Trustee, as the case may be, has duly authorized the Operative Documents to which it is a party, and has duly executed and delivered the Operative Documents to which it is a party, which constitute valid and binding obligations of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, enforceable against State Street, in its individual capacity or as Pass Through Trustee, as the case may be, in accordance with their respective terms.

                 (iii) The Certificates issued on the date hereof have been duly authorized and validly executed, authenticated, issued and delivered by State Street, in its capacity as Pass Through Trustee, pursuant to the Pass Through Trusts, and such Certificates constitute valid and binding obligations of State Street, in its capacity as Pass Through Trustee, enforceable against State Street, as Pass Through Trustee, in accordance with their respective terms and the holders of such Certificates are entitled to the benefits of the Pass Through Trusts.

                 (iv) The authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents to which it is a party and the consummation of the transactions therein contemplated and compliance with the terms thereof and issuance on the date hereof of the Certificates under the Pass Through Trusts do not and will not result in the violation of the provisions of the charter documents or by-laws of State Street and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of State Street under any indenture, mortgage or other agreement or instrument, in each case known to us, to which State Street is a party or by which it is bound, or violates any applicable Connecticut or federal law, rule or regulation governing State Street's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to State Street of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over State Street.

                 (v) No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Connecticut law governing the banking or trust powers of State Street is required for the authorization, execution, delivery and performance by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents to which it is a party or the consummation of any of the transactions by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, contemplated thereby or the issuance of the Certificates on the date hereof under the Pass Through Trusts (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

                 (vi) There are no taxes, fees or other governmental charges payable under the laws of the State of Connecticut or any political subdivision of such state in connection with the execution and delivery by State Street, in its individual capacity or as Pass Through Trustee, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) or in connection with the issuance, execution and delivery of the Certificates issued on the date hereof by State Street, as Pass Through Trustee, pursuant to the Pass Through Trusts (except for taxes on any fees payable to State Street its individual capacity).

                 (vii) The statements in the June 21, 2000 Prospectus Supplement to the Northwest Airlines, Inc. Prospectus dated June 7, 1999 under the caption "Certain Connecticut Taxes" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

                 (viii) To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting State Street in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the Pass Through Trusts or affect the right, power and authority of State Street, in its individual capacity or as Pass Through Trustee, as the case may be, to enter into or perform its obligations under the Operative Documents to which it is a party or to issue the Certificates on the date hereof.

                 (ix) State Street Bank and Trust Company ("SSB") is a Massachusetts trust company, validly formed and authorized to operate as a state-chartered trust company under the laws of the Commonwealth of Massachusetts and, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, has the requisite corporate and trust power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party.

                 (x) SSB, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, has duly authorized the Operative Documents to which it is a party, and has duly executed and delivered the Operative Documents to which it is a party, which constitute valid and binding obligations of SSB, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, enforceable against SSB, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, in accordance with their respective terms.

                 (xi) The authorization, execution, delivery and performance by SSB, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, of the Operative Documents to which it is a party and the consummation of the transactions therein contemplated and compliance with the terms thereof do not and will not result in the violation of the provisions of the charter documents or by-laws of SSB and, to the best of our knowledge, do not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of SSB under any indenture, mortgage or other agreement or instrument, in each case known to us, which SSB is a party or by which it is bound, or violates any applicable Massachusetts or federal law, rule or regulation governing SSB's banking or trust powers, or, to the best of our knowledge, of any judgment, order or decree, in each case known to us, applicable to SSB of any court, regulatory body, administrative government or governmental body having jurisdiction over SSB.

                 (xii) No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Massachusetts law governing the banking or trust powers of SSB is required for the authorization, execution, delivery and performance by SSB, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, of the Operative Documents to which it is a party or the consummation of any of the transactions by SSB, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, contemplated thereby (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.

                 (xiii) There are no taxes, fees or other governmental charges payable under the laws of the Commonwealth of Massachusetts or any political subdivision of such state in connection with the execution and delivery by SSB, in its individual capacity or as Subordination Agent or Paying Agent, as the case may be, of the Operative Documents (except for taxes on any fees payable to State Street in its individual capacity) and there are no taxes, fees or other governmental charges payable by the Subordination Agent imposed by the Commonwealth of Massachusetts or any political subdivision of state in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (except for taxes on any fees payable to State Street in its individual capacity).

                 (xiv) To our knowledge, but without having investigated any governmental records or court dockets, and without having made any other independent investigation, there are no proceedings pending or overtly threatened in writing against or affecting SSB in any court or before any governmental authority, agency, arbitration board or tribunal which, if adversely determined, individually or in the aggregate, could reasonably be expected to affect materially and adversely the Pass Through Trusts or affect the right, power and authority of State Street, in its individual capacity or as Subordination Agent or the Paying Agent, as the case may be, to enter into or perform its obligations under the Operative Documents to which it is a party.

                                   EXHIBIT D

                              Form of Opinion of
                            Ray, Quinney & Nebeker


                 (i) The Escrow Agent is a national banking association duly organized and validly existing in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States of America pertaining to its banking, trust and fiduciary powers to conduct its business and operations as currently conducted and to enter into, execute and deliver the Operative Documents (as defined in the Underwriting Agreement) to which the Escrow Agent is a party (the "Transaction Documents") and the Escrow Receipts and perform its obligations thereunder.

                 (ii) The execution, delivery and performance by the Escrow Agent of the Transaction Documents and the Escrow Receipts, the consummation by the Escrow Agent of the transactions contemplated thereby and compliance by the Escrow Agent with the terms thereof (i) have been duly authorized by all necessary corporate action on the part of the Escrow Agent and do not require any stockholder approval or consent of any trustee or holder of any indebtedness or obligations of the Escrow Agent, (ii) do not and will not contravene, or result in a breach of or constitute any default under its charter documents or by-laws, or the provisions of any indenture, mortgage, contract or other agreement known to us, to which it is party or by which it or any of its properties is or may be bound or affected and (iii) does not and will not contravene any law or governmental rule or regulation of the United States of America or the State of Utah, or any order, judgment, injunction or decree known to us and applicable to or binding on the Escrow Agent or by which any of its properties is bound, or require the consent or approval of, the giving of notice to, or the registration with, or the taking of any action in respect of, or under, the laws of the United States of America or the laws of the State of Utah or any subdivision or agency thereof.

                 (iii) Each of the Transaction Documents and the Escrow Receipts has been duly executed and delivered by the Escrow Agent and assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Escrow Agent, enforceable against the Escrow Agent in accordance with its terms.

                 (iv) To our knowledge, there are no pending or threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Escrow Agent) against or affecting the Escrow Agent or any of its property before or by any court or administrative agency which, individually or in the aggregate, if adversely determined, (A) would adversely affect the ability of the Escrow Agent to perform its obligations under any of the Transaction Documents or the Escrow Receipts or (B) would call into question or challenge the validity of the Transaction Documents or the Escrow Receipts or the enforceability thereof.

                                  EXHIBIT E-1

                    Form of Opinion of Shearman & Sterling,
                 as special counsel for the Liquidity Provider


                 Assuming that under the law of Switzerland the contractual obligations incurred by virtue of the execution and delivery of the Liquidity Agreements for and on behalf of the Branch are the obligations of CSFB, and that CSFB has no defenses against the performance of such obligations which are based on the fact that CSFB had acted through the Branch in executing and delivering the Liquidity Agreements, then, under New York law, the Liquidity Agreements constitute the legal, valid and binding obligations of CSFB, enforceable in accordance with their respective terms.

                 Such opinion is subject to (a) the effect of applicable liquidation, receivership, bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (b) the effect of general principles of equity (regardless of whether considered in proceedings in equity or at law).

                                  EXHIBIT E-2

                       Form of Opinion of Swiss in-house
                      counsel for the Liquidity Provider


                 (i) The Liquidity Provider is a banking corporation duly organized and validly existing under the laws of Switzerland and has the corporate power and authority to execute, deliver and perform its obligations under the Liquidity Agreements and the Intercreditor Agreement.

                 (ii) The Liquidity Agreements and the Intercreditor Agreement have been duly authorized by the Liquidity Provider and, when duly executed and delivered by two authorized officers of the New York Branch, will constitute the legal, valid and binding obligations of the Liquidity Provider, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies as the same may be applied in the event of the bankruptcy, insolvency, liquidation, reorganization, or similar situation applicable to the Liquidity Provider or a moratorium applicable to the Liquidity Provider. Further, such obligations will rank equally with general deposits and all other unsecured indebtedness of the Liquidity Provider whether now or hereafter outstanding which are not contractually subordinated to the payment of such obligations or entitled to statutory priority.

                 (iii) Any final money judgment for a fixed and definite sum by a competent New York or United States Court sitting in New York obtained against the Liquidity Provider and based upon the Liquidity Agreements and/or the Intercreditor Agreement will, upon request, be declared valid and enforceable by the competent courts of Switzerland, if such judgment is not subject to appeal and is enforceable according to the laws of the State of New York or United States Federal law, provided, however, that such judgment will not be enforced if its contents are in violation of fundamental principles of the Swiss legal system ordere public or if it has been rendered in violation of such principles. I know of no reason why such a judgment in this case would be in violation of such fundamental principles. In addition, enforcement may be refused if one party proves (i) that it was not duly summoned according to the law of its domicile or according to the law of its ordinary residence except where it made an appearance in the proceedings without reservation, (ii) that the foreign decision was rendered in violation of fundamental principles of Swiss procedural law, in particular that the right to be heard was denied, or (iii) that a proceeding involving the same parties and same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or that it was earlier adjucated in a third state and that this decision is recognizable in Switzerland. As a general rule, it can be stated that decisions of United States Courts and of Courts of the State of New York are enforceable in Switzerland.

                 (iv) The beneficiary under the Liquidity Agreements and/or the Intercreditor Agreement will alternatively be able to proceed against the Liquidity Provider's Head Office in Zurich, Switzerland, if the New York Branch defaults in its obligations under the Liquidity Agreements and/or the Intercreditor Agreement.

                                  EXHIBIT E-3

                       Form of Opinion of U.S. in-house
                      counsel for the Liquidity Provider


                 (i) The Branch is duly qualified to conduct banking business in the State of New York and has the power and authority to enter into and perform its obligations under the Agreements.

                 (ii) The Agreements have been duly authorized, executed and delivered by the Branch.

                 (iii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court of the United
States of America or the State of New York is required for the valid execution and delivery by the Branch of the Agreements and for the consummation of the transactions contemplated therein, except such as have been obtained.

                 (iv) The execution and delivery by the Branch of the Agreements and the consummation of the transactions contemplated therein will not violate any law, governmental rule or regulation of the United States of America or the State of New York or the articles of association or by-laws of the Branch, or to the best of my knowledge, any order, writ, injunction or decree of any court or governmental agency against it.

                 (v) To the best of my knowledge after due inquiry, there are no pending or threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of the Branch) against or affecting the Branch or any of its property before or by any court or administrative agency which, individually or in the aggregate, if adversely determined, (i) would materially and adversely affect the Branch's ability to perform its obligations under the Agreements or (ii) would call into question or challenge the validity of the Agreements or the enforceability thereof. For purposes of the opinion set forth in this paragraph, I have not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to the Branch a present intention to initiate such proceedings.

                                  EXHIBIT F-1

                              Form of Opinion of
                                Clifford Chance


                 (i) ABN AMRO Bank N.V. is duly registered with the Commercial Register of the Amsterdam Chamber of Commerce as (i) a public company with limited liability (naamloze vennootschap), (ii) incorporated on 29 March 1824 and (iii) validly existing under the laws of The Netherlands and has the corporate power under the laws of The Netherlands to enter into the Transaction Documents and to perform its obligations thereunder through its Chicago Branch.

                 (ii) The execution, delivery and performance of the Transaction Documents by ABN AMRO Bank N.V. have been duly authorized by all necessary corporate action on the part of ABN AMRO Bank N.V. and do not contravene any provision of applicable law or regulation in The Netherlands or of the Articles of Association and no further authorization by or any corporate action of ABN AMRO Bank N.V. is required in connection with the execution, delivery and performance by it of the Transaction Documents.

                 (iii) Assuming the Transaction Documents constitute legal, valid and binding obligations under the laws of the State of New York, and assuming due authorization, execution and delivery thereof by all other parties to such Transaction Documents, the Transaction Documents, when executed and delivered by Claudia C. Heldring and Carla Waggoner of ABN AMRO Bank N.V., will constitute legal, valid and binding obligations of ABN AMRO Bank N.V. enforceable against ABN AMRO Bank N.V. in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar laws affecting the rights of creditors against ABN AMRO Bank N.V. generally, as the same may be applied in the event of bankruptcy, insolvency, liquidation or reorganization of, or other similar occurrence with respect to, ABN AMRO Bank N.V. or in the event of a moratorium or similar occurrence affecting ABN AMRO Bank N.V., and subject to the provisions of Chapter X of the Act on the Supervision of the Credit System 1992 (Wet Toezicht Kredietwezen 1992) regarding emergency measures for credit institutions in The Netherlands.

                 (iv) No consent, approval, authorization or order of, or filing with any governmental authority or body or any court in The Netherlands is required as a condition to the enforceability of ABN AMRO Bank N.V.'s obligations under the Transaction Documents.

                 (v) The courts of The Netherlands will observe and give effect to the choice of the laws of the State of New York as the laws governing the Transaction Documents in any proceedings in relation thereto on the basis and within the scope of and subject to the limitations imposed by the 1980 Rome Convention on the Law Applicable to Contractual Obligations (the "Rome Convention").

                 With the express reservation that as Dutch lawyers we are not qualified to assess the exact meaning and consequences of the terms of the Transaction Documents under the laws of the State of New York, on the face of such document we are not aware of any provision that is likely to be manifestly incompatible with Netherlands' public policy (a limitation on the chosen law arising under article 16 Rome Convention) or that is likely to give rise to situations where mandatory rules of Netherlands' law will prevail over the chosen law of such document (a limitation on the chosen law arising under article 7 Rome Convention). It should also be noted that we are not aware of any published order, ruling or decision of a Netherlands' court, in which such a court has given overriding effect to foreign mandatory rules pertaining to a law other than the chosen (or applicable) law or Netherlands' law (a limitation on the chosen law arising under article 7(1) Rome Convention) in commercial or financial litigation brought before such courts.

                 (vi) In the absence of an applicable treaty or convention providing for the recognition and enforcement of judgments in civil and commercial matters which is binding in The Netherlands, a judgment rendered by a foreign court against ABN AMRO Bank N.V. will not be recognized and enforced by the courts of The Netherlands and in order to obtain a judgment that is enforceable against ABN AMRO Bank N.V., it will be necessary to relitigate the matter before the competent court of The Netherlands and to submit the judgment rendered by the foreign court in the course of such proceedings, in which case the Netherlands' court may give such effect to the foreign judgment as it deems appropriate. There are no treaties between The Netherlands and the United States of America on the recognition and enforcement of civil or commercial judgments. However, according to current practice, based upon case law, Netherlands' courts will in all probability recognize, give "res judicata" to and render a judgment in accordance with a foreign judgment if and to the extent that the following conditions are met:

                 (a) the foreign court rendering the judgment has jurisdiction over the matter on internationally acceptable grounds (e.g. if the parties have agreed, for example in a contract, to submit their disputes to the foreign court) and has conducted the proceedings in accordance with generally accepted principles of fair trial (e.g. after proper service of process);

                 (b)      the foreign judgment is final and definite; and

                 (c) such recognition is not in conflict with Netherlands' public policy (i.e. a fundamental principle of Dutch law) or an existing Netherlands' judgment.

                 (vii) Assuming that under the laws of the State of New York to which they are expressed to be subject, and any other relevant laws (other than those of The Netherlands) the Transaction Documents constitute general unsecured and unsubordinated obligations of ABN AMRO Bank N.V., the payment obligations of ABN AMRO Bank N.V. under the Transaction Documents rank at least pari passu with all other unsecured and unsubordinated obligations of ABN AMRO Bank N.V. (other than those obligations preferred by mandatory operation of law and the exception of any rights of set-off or counter-claim which may be asserted against ABN AMRO Bank N.V.).

                 (viii) Under the laws of The Netherlands, the submission to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and the appellate courts, contained in Section 14 of the Indemnity Agreement constitutes an effective submission by ABN AMRO Bank N.V. to the jurisdiction of such courts.

                 (ix) Payments of interest and principal in respect of the Deposits may be made free of withholding or deduction for or on account of any taxes of whatsoever nature imposed, levied, withheld, or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein.

                                  EXHIBIT F-2

             Form of Opinion of Vedder, Price, Kaufman & Kammholz
                      as U.S. counsel for the Depositary


                 (i) Each of the Deposit Agreements constitutes the legal, valid and binding obligation of ABN AMRO enforceable against it in accordance with its terms, except as such enforceability is limited by
(i) bankruptcy, receivership, conservatorship, insolvency, fraudulent transfer, liquidation, reorganization, moratorium or other laws affecting creditors' rights and remedies generally from time to time in effect as the same may be applied in the event of the bankruptcy, receivership, conservatorship, insolvency, moratorium, liquidation, reorganization or similar situation of any such party, or other similar occurrence with respect to any such party or by laws affecting the rights of creditors or depository institutions, (ii) the possible judicial application of foreign laws or governmental action affecting creditors' rights generally, (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), public policy and applicable law relating to fiduciary duties, and (iv) any implied covenant of good faith and fair dealing.

                 (ii) ABN AMRO Bank N.V. is licensed by the Office of Banks and Real Estate of the State of Illinois to maintain its office at 135 LaSalle Street, Chicago, Illinois (the "Branch"), in accordance with the banking law of the State of Illinois and the Branch has the full power, authority and legal right to execute and deliver the Deposit Agreements.

                 (iii) The execution, delivery and performance by ABN AMRO of the Deposit Agreements, and the consummation of the transactions contemplated therein do not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America, the State of Illinois or the State of New York.

                 (iv) No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America, the State of Illinois or the State of New York is required for the due execution, delivery and performance by ABN AMRO of the Deposit Agreements other than administrative and ministerial filings which ABN AMRO is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

                 (v) The payment obligations of ABN AMRO under the Deposit Agreements constitute unsecured and unsubordinated obligations of ABN AMRO.

                                  EXHIBIT G-1

                       Form of Opinion of Shaw Pittman,
                      as counsel for the Policy Provider


                 (i) MBIA is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York.

                 (ii) MBIA has the corporate power to execute and deliver, and to take all action required of it under the Policy, the Insurance Agreement, the Indemnification Agreement and the Intercreditor Agreement.

                 (iii) Except as have already been obtained, no authorization, consent, approval, license, formal exemption, or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the Policy, the Insurance Agreement, the Indemnification Agreement or the Intercreditor Agreement against MBIA, is required in connection with the execution and delivery by MBIA of the Policy, the Insurance Agreement, the Indemnification Agreement, the Intercreditor Agreement or in connection with MBIA's performance of its obligations thereunder.

                 (iv) The Policy, the Insurance Agreement, the Indemnification Agreement and the Intercreditor Agreement have been duly authorized, executed and delivered by MBIA, and the Policy and, assuming due authorization, execution and delivery of the Insurance Agreement, the Indemnification Agreement and the Intercreditor Agreement by the parties thereto (other than MBIA), the Insurance Agreement, the Indemnification Agreement and the Intercreditor Agreement, constitute the legally valid and binding obligations of MBIA, enforceable against MBIA in accordance with their respective terms subject, as to enforcement, to (a) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to MBIA, (b) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought, and (c) the enforceability of rights to indemnification under the Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

                 (v) The Policy is not required to be registered under the Securities Act of 1933, as amended.

                                  EXHIBIT G-2

                      Form of Opinion of In-house Counsel
                            for the Policy Provider



                 (i) The execution, delivery or performance by MBIA of the Insurance Policy, the Insurance Agreement, the Indemnification Agreement and the Intercreditor Agreement (the "Relevant Documents"), the consummation of the transactions contemplated therein and the compliance with the Insurance Policy will not, and the consummation of the transactions contemplated thereby and the satisfaction of the terms or provisions thereof does not and will not (a) violate any law of the State of New York or any federal laws of the United States, statute or any order, writ, injunction, or decree of which I am aware of any court or governmental authority or body to which MBIA or any of its properties may be subject, (b) conflicts or will conflict with or results or will result in any breach of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property of MBIA under, any contract, agreement or instrument to which MBIA is a party or by which it or any of its property or assets is bound or (c) violates or will violate the charter or by-laws of MBIA.

                 (ii) There is no pending or, to the best of my knowledge, threatened, action, suit, proceeding, inquiry or investigation to which MBIA is a party, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to materially or adversely affect the validity or enforceability of the Insurance Policy.

                 (iii) The MBIA documents incorporated by reference, or any amendment or supplement thereto made by MBIA before June 28, 2000 (the "Closing Date"), in the Prospectus Supplement dated June 21, 2000 to the Northwest Airlines, Inc. Prospectus dated June 7, 1999 (the "Prospectus Supplement"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission thereunder.

                 (iv) The information with respect to MBIA in the section of the Prospectus Supplement entitled "Description of the Policy Provider" does not purport to provide the scope of disclosure required to be included by the Securities Act of 1933, as amended, with respect to a registrant in connection with the offer and sale of securities of such registrant.
However, I have no reason to believe that as of June 21, 2000 or the Closing

Date, the above referenced section contained or contains any untrue statement of material fact or omitted or omits to state any material fact required to be stated therein, in light of the circumstances under which they were made, not misleading.

                                  SCHEDULE I

                   Pass Through Certificates, Series 2000-1


  Pass Through          Aggregate                             Final Expected
  Certificate           Principal           Interest           Distribution
  Designation            Amount               Rate                 Date
--------------         ----------           ---------         --------------
    2000-1G          $ 476,319,000           8.072%           October 1, 2019
    2000-1C          $  45,882,000           9.179%            April 1, 2010

                                  SCHEDULE II

                   Pass Through Certificates, Series 2000-1


         Credit Suisse  Morgan Stanley                   Chase     U.S. Bancorp
         First Boston      &  Co.       Salomon Smith  Securities  Piper Jaffray
         Corporation    Incorporated     Barney Inc.      Inc.          Inc.

2000-1G $ 95,267,000   $ 95,263,000    $ 95,263,000   $95,263,000  $ 95,263,000

2000-1C $  9,178,000   $  9,176,000    $  9,176,000   $ 9,176,000  $  9,176,000

Total   $104,445,000   $104,439,000    $104,439,000  $104,439,000  $104,439,000

                                 SCHEDULE III





                           NORTHWEST AIRLINES, INC.



                    Underwriting commissions:  $4,438,708